STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the "Agreement") is effective as of November 3, 2014 (the "Grant Date"), by and between Bovie Medical Corporation, a Delaware corporation (the "Corporation") and Shawn Roman (the "Optionee").

WHEREAS, as an inducement to Optionee to be employed by the Corporation the Corporation hereby grants Optionee the right and option to purchase up to 30,000 shares of common stock of the Corporation, par value $0.001 per share (the "Common Stock") pursuant to the terms and conditions set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of Option; Vesting. The Corporation hereby grants to the Optionee the right and option (hereinafter the "Option") to purchase up to an aggregate of Thirty Thousand (30,000) shares (the "Shares") (subject to adjustment as provided in Paragraph 6 hereof), on the terms and conditions set forth herein.

Subject to the provisions of this Agreement, 25% of the Shares (7,500 Shares) shall vest and become exercisable annually on each of the first four anniversaries of the Date of Grant, at the end of which this Option shall be fully vested. The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum extent permissible during any such period it shall be exercisable, in whole or in part, with respect to all Shares not so purchased at any prior time during any subsequent period until the expiration or termination of this Option. The Optionee acknowledges that the Option will not be an "incentive option" within the meaning

of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") unless permitted under the Code.

2. Exercise of Options. The Option granted hereby shall become exercisable by the Optionee at a price per share of $4.05 (subject to adjustment as provided for herein).

3. Term of the Option. The Option shall be exercisable as provided in Paragraph 2 hereof and shall expire on the ten (10) year anniversary of the Grant Date, or upon its earlier termination as provided in this Agreement.

Method of Exercising Option. The Option may be exercised by written notice to the Company stating the number of shares with respect to which the option is being exercised, together with payment in full, (a) in cash or certified check; (b) or acknowledgement of cancellation of the Company's indebtedness to the Optionee for services or otherwise; (c) by delivery of shares owned by the Optionee that (x) in the case of shares acquired directly from the Company, shall have been owned by the Optionee for more than six (6) months on the date of surrender, (or such other period as may be required to avoid a charge to the Company's earnings), and (y) having an aggregate Fair Market Value equal to the purchase price; or (d) any combination of the foregoing. If requested by the Board of Directors of the Company, prior to the delivery of any Shares, the Optionee shall supply the Board of Directors with a representation that the Shares are not being acquired with a view to unlawful distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.

For purposes of this Option, "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to

time by the Committee. Notwithstanding the foregoing, the Fair Market Value of Shares on a given date shall be the closing price of the Shares on such date on the NYSE Amex Exchange ("NYSE") or any other national securities exchange on which the Company's Common Stock is listed.

As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without payment of any transfer or issue tax by the Optionee, deliver to the Optionee or any such other person, at the main office of the company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased upon exercise of the Option. Notwithstanding the foregoing the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the Option for less than the total number of Shares for which the Option is then exercisable, provided that a partial exercise may not be for fewer than 100 Shares, unless the remaining shares exercisable under the Option is for less than 100 Shares. The Option may be exercisable for whole Shares only.

4. Availability of Shares. The Corporation, during the term of this Option, shall keep available at all times the number of Shares required to satisfy the Option. The Corporation shall utilize its best efforts to comply with the requirements of each regulatory commission or agency having jurisdiction in order to issue and sell the Shares to satisfy the Option.

5. Adjustments. If prior to the exercise of any portion of the Option granted hereunder the Corporation shall have effected one or more stock splits, stock dividends, or other increases or reductions of the number of its Shares outstanding without receiving compensation therefor in money, services or property, the number of Shares subject to the Option hereby

granted shall (a) if a net increase shall have been effected in the number of outstanding shares of the Corporation's Common Stock, be proportionately increased and the purchase price of the Shares issuable upon exercise of the Option shall be proportionately reduced; and (b) if a net reduction shall have been effected in the number of outstanding shares of the Corporation's Common Stock, be proportionately reduced and the purchase price of the Shares issuable upon exercise of the Option shall be proportionately increased. In the event that the Corporation shall make any distribution of its assets upon or with respect to the Shares, as a liquidating dividend, the Optionee shall be entitled to receive an amount equal to the value thereof at the time of such distribution, less the aggregate purchase price for the Option.

6. Restrictions. The holder of this Option, by acceptance hereof, represents and warrants as follows:

(a) This Option and the right to purchase Shares hereunder is personal to the holder and shall not be transferred to any other person, other than (i) by will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by the rules thereunder. This Option shall not be collaterally assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option or such right, shall be null and void.

(b) The holder hereof has been advised and understands that the Option has been issued in reliance upon exemptions from registration under the Securities Act and

applicable state statutes; the Shares have not been registered under the Securities Act or applicable state statutes and must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available, except as set forth herein; the Corporation is under no obligation to register the Option or the Shares under the Securities Act or the applicable state statutes; in the absence of such registration, the sale of the Shares may be practicably impossible; the Shares will bear on its face a legend in substantially the following form restricting the sale of the Shares:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF EFFECTIVE REGISTRA TION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.
>
> THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN A STOCK OPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE RECORDS OF THE CORPORATION.

(c) Regardless of whether the offering and sale of Shares have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Corporation at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Corporation, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

7. Shareholder's Rights. This Option is non-transferable by the Optionee, except in the event of the Optionee's death as provided in Paragraph 7 hereof and during the Optionee's lifetime is exercisable only by the Optionee except as provided in Paragraph 7 hereof. The Optionee shall have no rights as a shareholder with respect to any Shares until exercise of this Option pursuant to Section 4 and delivery to the Optionee of the Shares as provided herein.

8. Termination of the Option. Except as otherwise provided in this Agreement, the Option to the extent not heretofore exercised, shall terminate (and no further vesting of any Option shall thereafter occur) upon the first of the following dates to occur: (i) If the Optionee's continuous service is terminated for cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable; (ii) If the Optionee's continuous service is terminated as a result of the Optionee's death, the Optionee may exercise the vested portion of the Option but only within such period of time ending on the earlier of (A) the date that is twelve months following the termination of Optionee's continuous service as a result of Optionee's death or (B) the Expiration Date; (iv) If the Optionee's continuous service is terminated for any reason other than death or cause, the Optionee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of Optionee's continuous service or (B) the Expiration Date; or (v) The tenth anniversary of the date of grant of the Option (the "Expiration Date").

9. Validity and Construction. The validity and construction of this Option shall be governed by the laws of the State of Delaware. Such construction is vested in the Board and its construction shall be final and conclusive.

10. No Guaranty. It is understood and agreed that nothing contained in this Agreement, nor any action taken by the Board, shall confer upon you any right with respect to

the continuation of your services to the Corporation or any subsidiary, nor interfere in any way with the right of the Corporation or a subsidiary to terminate your services at any time.

11. Headings. The headings in this Option are for the purpose of reference only and shall not limit or otherwise affect the meaning of any provision of this Option.

12. Counterparts. This Option may be executed in any number of counterparts, and each such counterpart shall, for all purposes, be deemed to be an original and all of which together shall constitute one agreement. Facsimile signatures and those transmitted bye-mail or other electronic means shall have the same effect as originals.

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IN WITNESS WHEREOF, the parties have executed this Option as of the date first above written.

BOVIE MEDICAL CORPORATION

By: ______________________
Robert L. Gershon

Dated: 2/16/15

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Shawn Roman, Optionee

Dated: 1/30/15

EXHIBIT A

Exercise Form

To: Bovie Medical Corporation **Dated: ___________________**

The undersigned, pursuant to the provisions set forth in the Stock Option Agreement, dated as of ___________________, a copy of which is attached hereto, hereby irrevocably elects to purchase _____________ shares of Common Stock covered by the Option. The undersigned herewith makes payment of $___________ representing the full purchase price for such shares at the price per share provided for in such Stock Option Agreement. Such payment takes the form of $___________ in lawful money of the United States or delivery of shares of the Corporation's Common Stock in accordance with the terms of the attached Stock Option Agreement.

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Signature

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Print Name

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Address